CAPITOL TRANSAMERICA CORPORATION

                              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      To Be Held on May 17, 1999


                To the Shareholders of Capitol Transamerica Corporation (CTC):

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Capitol Transamerica Corporation (CTC) will be held at The Marriott Inn-Madison West, 1313 John Q. Hammons Drive, Middleton, WI, on Monday, May 17, 1999 with registration at 3:30 p.m. and the meeting at 4:00 p.m. central daylight time for the following purposes:

         1. To elect two directors for three year terms expiring in the year
            2002,

         2. To ratify the selection of Ernst & Young LLP, as the Company's independent auditors for 1999; and

         3. To transact such other business that may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke the proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may if you desire, withdraw your proxy at the registration desk and vote in person.

                                           By order of the Board of Directors,



                                           Virgiline M. Schulte
                                           Corporate Secretary
Madison, Wisconsin
April 9, 1999


      IMPORTANT: PLEASE PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE.
                      THE MEETING DATE IS MAY 17, 1999


                                  CAPITOL TRANSAMERICA CORPORATION
                       4610 University Avenue - Madison, Wisconsin 53705-0900


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                     TO BE HELD MAY 17, 1999


                             SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Capitol Transamerica Corporation to be used at the Annual Meeting of Sharehold-ers to be held on May 17, 1999 and any adjournments thereof. Shares of stock may be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person. The proxy procedure is necessary in order to give all shareholders an opportunity to vote, because many of our shareholders will be unable to attend the Annual Meeting in person. The cost of soliciting proxies will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board as set forth herein. Any shareholder returning a proxy has the power to revoke it by written notice to the Secretary of the Corporation at any time before it is voted, by a later dated proxy, or by attending the meeting personally and voting. The Annual Re-port of the Company is being mailed to all shareholders herewith. The proxy materials were first mailed to all shareholders on or about April 9, 1999.

         Capitol Transamerica Corporation is the parent company of Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation and Capitol Facilities Corporation.

                           OUTSTANDING STOCK AND VOTING RIGHTS

         As of the close of business on March 12, 1999, there were outstand-ing and entitled to vote 11,312,031 shares of the Company's common stock. Shareholders of record on March 12, 1999 will be entitled to one vote for each share of common stock held. The Company has no other class of stock outstand-ing.

                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 12, 1999 with respect to each person or entity known by the Company to be the beneficial owner (as defined by the Securities and Exchange Commission) of more than 5% of the Company's Common Voting Stock:
                                                                Amount & Nature of               Percent
         Name & Address                                         Beneficial Ownership             of Class
         George A. Fait                                               2,083,902<F1>              17.33%
         3100 Lake Mendota Drive
         Madison, WI  53705

         Robert E. Fait                                                 645,725                   5.70%
         1399 Spring Valley Road
         Burlington, WI  53105

<F1>     Includes 244,632 shares of record and held in Trust for his children and grandchildren to which he denies beneficial ownership; 5,095 shares in a personal Keogh Retirement Plan; 29,386 shares in the Company's ESOP and 2,877 shares in a personal IRA. This total also includes 122,500 shares of stock issuable upon exercise of options granted and outstanding under Capitol Transamerica
         Corporation's Stock Option Plan which are not included in the percent of class calculation.


                                  PROPOSAL 1. ELECTION OF DIRECTORS

         As permitted by Wisconsin law, the Board of Directors of the Company is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year the terms of a class consisting of two directors expires and it is the intention of the Board of Directors that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the re-election of Paul J. Breitnauer and Reinhart
H. Postweiler to hold office for a term of three years until the Annual Meet-ing of Shareholders in 2002. There is no reason to believe that either of the nominees will be unable or unwilling to serve as directors if elected, but if a nominee should be unable or unwilling to serve, the shares represented by management proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in place of such nominee.

         Information with respect to the nominees and other directors is set forth below:

                                                                                           Company's Common Stock
Name, Age, Principal Occupation                                    Original Date           Owned as of March 12, 1999
and Public Directorships<F1>                                        of Election          Shares  Percent of Class<F2><F3>
Class of 2002
(Terms will expire in 2002)
Paul J. Breitnauer, Age 59, Deforest, WI;                        1986                     148,176             1.24%
Vice President and Treasurer of the Company.

Reinhart H. Postweiler, Age 69, Madison, WI;                     1977                      33,405             0.27%
Retired, formerly with Flad Affiliated Corporation

Class of 2001
(Terms will expire in 2001)

Larry Burcalow, Age 57, Waunakee, WI;                            1997                       6,600             0.05%
Owner and President of Yahara Materials, Inc.

Michael J. Larson, Age 57, Madison, WI;                          1991                       7,167             0.05%
Retired, formerly with American National Bank.


Class of 2000
(Terms will expire in 2000)

George A. Fait, Age 72, Madison, WI;                             1965                   2,064,174            17.33%
Chairman of the Board and President of the Company.

Kenneth P. Urso, Age 64, Madison, WI;                            1997                       9,100             0.08%
Owner, Urso & Associates; Director, First Business Bank.

<F1>      All of the named Directors and Nominees are also directors of Capitol Indemnity Corporation, Capitol
          Specialty Insurance Corporation and Capitol Facilities Corporation, subsidiary companies. None of the above directors are related and there are no arrangements or understandings between directors since each is acting solely in their described capacity. There have been no known events during the past five years which are material to the evaluation of the ability or integrity of any director of the Company.

<F2>      Includes shares of stock issuable upon exercise of options granted and outstanding under Capitol
          Transamerica Corporation's Stock Option Plans: 122,500 shares for George A. Fait; 7,736 shares for Paul
          J. Breitnauer; 2,370 for Reinhart H. Postweiler; 1,050 shares for Michael J. Larson and 600 shares each for Larry Burcalow and Kenneth Urso, which are not included in the percent of class calculation.

<F3>      Included in the percent of class calculations are 5,095 shares in a personal Keogh Retirement Plan;
          29,386 shares in the Company's ESOP and 2,877 shares in a personal IRA for George A. Fait and
          10,528 shares in a personal IRA and 7,493 shares in the Company's ESOP for Paul J. Breitnauer.

                          THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four regular meetings during 1998. Each director attended 100% of the meetings of the Board except for Reinhart H. Postweiler who attended 75% of the meetings.

         Responsibilities of the various committees of the Board were as follows:

         The Audit Committee is comprised of Messrs. Breitnauer, Larson and Postweiler. The members of the committee are responsible for assisting the Board of Directors in fulfilling its responsibilities in connection with Cap-itol Transamerica Corporation's accounting and financial reporting practices. The regularly scheduled Audit Committee meeting was held November 23, 1998.

         The Executive Committee is empowered by the By-Laws of the Company to act on behalf of the Company during intervals between meetings of the Board of Directors. The Executive Committee also functions as the Executive Compensa-tion Committee, which is responsible for establising the criteria used to det-ermine the annual compensation of the Chairman of the Board and all other officers of the Company. The Committee consists of Messrs. Fait, Larson, and Postweiler. The Executive Committee held four meetings during 1998 in conjunt-tion with the regular Board of Directors meetings.

         The Investment Committee is responsible for the investment of the Company's assets. The Committee consists of Messrs. Burcalow, Fait, and Larson. The Investment Committee met four times during 1998 in conjunction with the regular Board of Directors meetings.

         The Nominating Committee makes recommendations to the Board of Diretors regarding nominees for election as directors.The committee consists of Messrs.
Breitnauer, Postweiler and Urso. This Committee will also consider nominees recommended by shareholders of the Company. Recommendations may be submitted in writing to the Chairman of the Nominating Committee, Mr. Reinhart Postweiler, at the Company's address. The Committee held one meeting during 1998.

         The Sale & Acquisition Committee makes recommendations to the Board of Directors concerning any prospective offer to purchase the Company or subsidi-aries and/or the possible acquisition of new companies or subsidiaries. The Committee consisted of Messrs. Burcalow, Fait, Larson and Urso. The Sale and Acquisition Committee held four meetings during 1998 in conjunction with the regular Board of Directors meetings.

         The Stock Option Plan Committee is responsible for administering the Company's stock option plans. The Committee consists of Messrs. Breitnauer, Fait, and Urso. The Stock Option Plan Committee held four meetings during 1998.

                         COMPENSATION OF DIRECTORS

         During the 1998 fiscal year, Capitol Transamerica paid directors fees of $1,000 per meeting to each director of Capitol Transamerica Corpora-tion and its wholly-owned subsidiaries, except for directors who are also officers of the companies who received no cash compensation for attendance at meetings. A committee fee of $300 is paid to outside directors when meetings are not held in conjunction with the regularly scheduled Board of Directors meetings. For fiscal year 1998 Capitol Transamerica paid a total of $12,800 in director's fees and each non-employee director received 300 unqualified stock options for serving on the boards.



                      REPORT ON EXECUTIVE COMPENSATION

          The following Summary Compensation Table includes individual compensation information on all Executive
Officers earning $100,000 or more in the last three fiscal years.  Such table includes all compensation for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996 respectively.

                                                    SUMMARY COMPENSATION TABLE
                                                                              All Other           Options
Name/Title                           Year        Salary         Bonus<F1>   Compensation<F2> (# Awarded shares)
George A. Fait                       1998       $350,000        $539,486       $11,967           10,000
Chairman of the Board                1997       $350,000        $854,656        15,180              -
& President                          1996       $350,000        $623,040        35,298          112,500

Paul J. Breitnauer                   1998       $107,368        $    500       $ 8,740            5,000
Vice President &                     1997       $101,873        $    -           6,742              -
Treasurer                            1996       $100,723        $    -          13,156            1,500

<F1>      Mr. Fait's bonuses for the years 1998, 1997 and 1996 were calculated on the results of the prior year and paid in the first quarter of the following year. Therefore the schedule of bonus amounts shown would be for the years 1997, 1996 and 1995. The bonus calculation is based on 5% of the excess of gross profits after a
          10% return on beginning shareholders' equity.

<F2>      Includes net contributions to the Corporation's ESOP of $9,717 in 1998, $12,930 in 1997, and $33,048 in
          1996 for George A. Fait, and $6,490 in 1998, $4,492 in 1997 and $10,906 in 1996 for Paul J. Breitnauer and
          also $2,250 annually, for each, to the company's 401(k) Plan.


                                OPTION'S/SARS EXERCISED IN LAST FISCAL YEAR

          The following table contains information for the Executives Officers listed below concerning the exercise of options during 1997 and the value of unexercised options at year-end for the
          Corporation's common stock.
                       Aggregated Options Exercised in Last Fiscal Year and FY-End Option Values

                         Options Acquired     Value       Number of Unexercised        Value of Unexercised
                           on Exercise       Realized    Options at 12/31/98 (#)      Options at 12/31/98 ($)
Name                          (#)               ($)        Exercisable  Unexercisable   Exercisable  Unexercisable
George A. Fait<F1>             -            $     -         56,250           66,250   $ 223,846   $ 263,641
Paul J. Breitnauer<F2>       1,238             11,697        1,986            5,750       9,150      26,493

<F1> Based on 12-31-98 market price of $18.6875 less average cost of $14.708.

<F2> Based on 12-31-98 market price of $18.6875 less average cost of $9.242 for the exercised and $14.080 for the unexercised options.

Compensation Committee Interlocks and Insider Participation

         The members of the Corporation's Executive Compensation Committee for 1998 were George A. Fait, Michael J. Larson, and Reinhart H. Postweiler.

         There are no interlocks or insider participation between members of the Executive Compensation Committee.

Executive Compensation Committee Report

         The Executive Compensation Committee of the Board is composed of two independent outside directors and Mr. George A. Fait, Chairman of the Board and President of the Company. The Committee is responsible for setting and administering the annual compensation of the Chairman of the Board and all other officers of the Company. In 1996 the Committee established a base sal-ary of $350,000 for the Chairman of the Board with a bonus based on 5% of the excess of gross profits after a 10% return on beginning shareholders' equity. This plan was confirmed and continued by the Executive Compensation Committee for the calendar year 1999.

                                  Executive Compensation Committee
                 George A. Fait, Michael J. Larson, Reinhart H. Postweiler

Comparison of Ten Year Cumulative Total Return

          The following graph demonstrates a ten year comparison of cumulative total return for Capitol Transamerica
Corporation, the Standard & Poor's 500 Index and Firemark Insurance Index (Property & Casualty Commercial Peer
Group).

                   1988     1989     1990     1991     1992     1993     1994     1995     1996     1997     1998
CATA             $  100   $  174   $  202   $  485   $  382   $  450   $  455   $  614   $  844   $1,023   $  911

S&P 500          $  100   $  131   $  127   $  165   $  178   $  195   $  198   $  271   $  332   $  443   $  568

Firemark         $  100   $  114   $  113   $  132   $  155   $  155   $  146   $  188   $  225   $  285   $  250

                                         COMPENSATION PLANS

Stock Option Plans

         Capitol Transamerica Corporation has a stock option plan which was adopted by the Board of Directors at the January 14, 1993 meeting and ratified by the shareholders at the 1993 Annual Meeting. This plan replaced the 1981 Incentive Stock Option Plan. The purpose of the Plan is to induce employees to remain in the employ of the Company or its subsidiaries, to attract and retain qualified non-employee directors and to encourage employees, key persons and non-employee directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of the Company believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shap-ing and carrying out the long-range plans of the Company and securing its con-tinued growth and financial success.

         The table below summarizes certain information with respect to the Company's stock option plans and sets forth all options exercised during the period January 1, 1998 through March 12, 1999.
                         Options Awarded     Options Exercised    Options Exercised     # Options    # Options Available
                        1-1-98 to 12-31-98  1-1-98 to 12-31-98    1-1-99 to 3-12-99     Outstanding      For Award
1981 Incentive Plan             -0-                 16,610                2,897               8,643           -0-
1993 Stock Option Plan         97,900               26,856                3,488             280,924         706,330

         All options under the Stock Option Plans were issued at 100% (except for George A. Fait at 110%) of the fair market value on the date of grant. The market value on March 12, 1999 of the common stock of CTC was quoted in the over-the-counter quotations of the National Association of Securities Dealers at 15 1/2 bid and 15 7/8 ask. There are currently 146 employees, directors and executive officers that hold Stock Options.

Employee Stock Ownership Plan

         An Employee Stock Ownership Plan (ESOP) was adopted in 1988 for the purpose of inducing employees to remain in the employ of the Company, to at-tract new employees and to provide such employees the opportunity to partici-pate in the ownership of the Corporation. All present and future employees of the Company and its subsidiaries are eligible to participate in accordance with the terms of the Plan. Presently there are 102,660 shares of the company stock in the Plan which have been allocated to those employees who are eligible to participate. There are currently 164 participants in the Plan. The market value of the Plan at year end 1998 was $1,920,520.


Employee 401(k) Savings Plan

         The Company has an Employer sponsored 401(k) Plan for all employees who have been employed by the Company for 12 consecutive months, under which the company contributes an amount equal to 150% of each participants eligible contribution for the plan year that does not exceed 6% of compensation and shall be no greater than $1,500 for each employee and $2,250 for the employer for a maximum combined total of $3,750 for each limitation (plan) year. The employee may contribute non-matching funds not to exceed 10% of gross annual salary. Both the individual participant's contribution and the Company's con-tribution are non-forfeitable, with no reversion to the Company. Currently there are 145 participants in the Plan.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file reports of ownership with the Securities and Exchange Commission (SEC) and the NASDAQ Stock Exchange. Executive offi-cers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1998.

               PROPOSAL 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 1999 are Ernst & Young LLP, who also served in that capacity for the fiscal year ended December 31, 1998. The Board of Directors recommends an affirmative vote for this proposal.

         A representative of the firm is expected to be present at the Annual Meeting and will be afforded an opportunity to make any statement they wish and to answer appropriate questions regarding the Company's financial statements.

                          SHAREHOLDERS PROPOSALS

         The Corporation has not received any shareholder proposals to be considered for presentation at the 1999 Annual Meeting. If a shareholder de-sires to present a proposal for inclusion in next year's Proxy Statement and to present such proposal at the 2000 Annual Meeting, the shareholder must submit such proposal in writing to Capitol Transamerica Corporation, 4610 University Avenue, Madison, Wisconsin 53705, Attention: Corporate Secretary, not later than December 31, 1999.

                               OTHER BUSINESS

         The meeting is being held for the purposes set forth in the Notice accompanying this Proxy Statement. The Board of Directors of the Company does not know of any other matters which may be presented at the meeting. In the event that any matters other than those referred to in the accompanying Notice properly come before the meeting or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the person acting by authorization of these proxies.

                                            CAPITOL TRANSAMERICA CORPORATION


                                                    Virgiline M. Schulte
April 9, 1998                                       Corporate Secretary


                             CAPITOL TRANSAMERICA CORPORATION
                         4610 UNIVERSITY AVE., MADISON, WI 53705

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 1999

         The undersigned hereby appoints George A. Fait, Chairman of the Board, as proxy, and Virgiline M. Schulte, Corporate Secretary, as the alternate proxy, with power of substitution, to vote as indicated on the reverse side, all shares of stock of Capitol Transamerica Corporation of record in the name of the undersigned at the close of business on March 12, 1999 at the Annual Meet-ing of Shareholders or any adjournment thereof.

This proxy is continued on the reverse side. Please sign on reverse side and return promptly in the enclosed postage paid envelope.

PROXY NO.              CAPITOL TRANSAMERICA CORPORATION           NO. OF SHARES

   The shares represented by this proxy will be voted as directed by the share-holder. If no direction is given when the duly executed proxy is returned such shares will be voted "FOR BOTH" nominees in item 1 and "FOR" for item 2.

1. ELECTION OF DIRECTORS - Class of 2002 - Paul J. Breitnauer and Reinhart H. Postweiler. To withold authority to vote for either nominee, write their name on the line provided below.

    FOR BOTH nominees listed above               WITHHOLD AUTHORITY to vote
     (except as indicated to the contrary)       for both nominees listed above

2. Ratification of the appointment of Ernst & Young LLP as the Company's in-dependent auditors for 1999.

                   FOR                  AGAINST               ABSTAIN

   The undersigned hereby authorize the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment therof.

   Please sign exactly as name(s) appears hereon, giving your full title if signing as attorney, executor, administrator, trustee, guardian, etc.
   If shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a part-nership, please sign in partnership name by an authorized person.

   Signature                    Signature                     Date